Exhibit 10.18
Weber-Stephen Nordic, Tulegatan 3, 113 58 Stockholm

Steffen Hahn [ADDRESS]	Weber-Stephen Nordic Tulegatan 3 113 58 Stockholm Phone +46 8 525 024 24 www.weber.com

Stockholm, 7 December 2021

Adendum to contract of March 1, 2020.

Dear Steffen

We are happy to offer you the role as President EMEA, effective as of Dec 1, 2021.
The annual compensation will change Dec 1, 2021, the base salary will be sek 4,128,000 and the annual bonus at 75%.

Long-Term Incentive:
You will be eligible to receive long-term incentive awards pursuant to the terms of the Weber Inc. Omnibus Incentive Plan (the “Omnibus Plan”) (or any successor plan thereto). Long-term incentive awards will be granted at the discretion of the Compensation Committee.

Congratulations with your new role, I am looking forward to our continued cooperation.

Best Regards,

/s/ Chris Scherzinger                    /s/ Steffen Hahn
Chris Scherzinger                        Steffen Hahn
Chief Executive Officer

Weber-Stephen Nordic | Tulegatan 3 | 113 58 Stockholm
VAT SE516402999201
Tel +46 8 525 024 24
Email: service-se@weberstephen.com | www.weber.com